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                                                                    EXHIBIT 99.1

                        Banc One Credit Card Master Trust

                     Excess Spread Analysis - January 2002

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Series                                                       1996-A
Deal Size                                                   $500 MM
Expected Maturity                                           4/15/03
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
Yield                                                        20.37%
Less  Coupon                                                  2.12%
      Servicing Fee                                           1.50%
      Net Credit Losses                                       6.86%

Excess Spread:
      January-02                                              9.89%
      December-01                                            10.28%
      November-01                                             9.82%
Three Month Average Excess Spread                            10.00%

Delinquency:
     30 to 59 Days                                            1.83%
     60 to 89 Days                                            1.37%
     90+ Days                                                 2.52%
     Total                                                    5.71%

Payment Rate                                                 13.52%

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